Exhibit 10.4

CDC Mortgage Capital Inc.

36th Floor

9 West 57th Street

New York, NY 10019

Attention: Raymond Sullivan

April 28, 2004

Dear Mr. Sullivan:

Reference is made to the Master Agreement dated as of June 23, 2003 among New Century Mortgage Corporation, NC Capital Corporation (collectively, the “Sellers”), and CDC Mortgage Capital Inc. (the “Buyer”), as amended (the “Agreement”). Terms used in this letter not otherwise defined shall have meaning ascribed to them in the Agreement.

Sellers would like to request a temporary increase in the Maximum Amount under the Agreement to $700,000,000 (the “Temporary Increase”) from the date hereof to the opening of business on May 16, 2004. Except for this Temporary Increase, all other terms and conditions in the Agreement and all other Repurchase Documents shall remain in full force and effect in accordance with their respective terms. New Century Financial Corporation, as Guarantor, consents to this Temporary Increase and reaffirms its Guaranty.

Kindly execute below to signify your consent to our request of Temporary Increase.

Sincerely,

NEW CENTURY MORTGAGE CORPORATION

/s/ PATRICK FLANAGAN
Name: Patrick Flanagan Title: President

NC CAPITAL CORPORATION

/s/ PATRICK FLANAGAN
Name: Patrick Flanagan Title: Chief Executive Officer

NEW CENTURY FINANCIAL CORPORATION, AS GUARANTOR

/s/ PATRICK FLANAGAN
Name: Patrick Flanagan Title: Executive Vice President

Acknowledged and Agreed as of the date first written above

CDC MORTGAGE CAPITAL INC.

/s/ ANTHONY MALANGA
Name: Anthony Malanga Title: Managing Director

CDC MORTGAGE CAPITAL INC.

/s/ KATHY LYNCH
Name: Kathy Lynch Title: Director